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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-12.

                      WILSON GREATBATCH TECHNOLOGIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                                     [LOGO]

                                                                  April 18, 2001

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Wilson Greatbatch Technologies, Inc. which will be held on Friday, May 18, 2001, at 10:00 a.m. at The University Inn and Conference Center, 2401 North Forest Road, Getzville, New York.

     Details of the business to be conducted at the Annual Meeting are given in the enclosed Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of the company's 2000 Annual Report. We encourage you to read the Annual Report. It includes information on the company's operations, markets and products, as well as the company's audited financial statements.

     Whether or not you attend the Annual Meeting it is important that your shares be represented and voted. To make it easier for you to vote, we are offering Internet and telephone voting. The instructions included on your proxy card describe how to vote using these services. Of course, if you prefer, you can vote by mail by completing and signing your proxy card, and returning it in the enclosed postage-paid envelope provided.

     We look forward to seeing you at the Annual Meeting.

                                          Sincerely,


                                          /s/ Edward F. Voboril
                                          ---------------------
                                          EDWARD F. VOBORIL
                                          President, Chief Executive Officer
                                          and Chairman of the Board

                      WILSON GREATBATCH TECHNOLOGIES, INC.
                              10,000 WEHRLE DRIVE
                            CLARENCE, NEW YORK 14031
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 2001
                            ------------------------

To the Stockholders of Wilson Greatbatch Technologies, Inc.:

     The Annual Meeting of the Stockholders of Wilson Greatbatch Technologies, Inc. will be held at The University Inn and Conference Center, 2401 North Forest Road, Getzville, New York 14068, on May 18, 2001 at 10:00 a.m. for the following purposes:

     1. To elect six directors.

     2. To ratify the reappointment by the board of directors of Deloitte & Touche LLP as independent auditors for 2001.

     3. To consider and act upon other matters that may properly come before the meeting.

     The board of directors has fixed the close of business on March 26, 2001 as the record date for determining the stockholders having the right to notice of and to vote at the meeting.

                                          By Order of the Board of Directors,

                                          Larry T. DeAngelo
                                          Senior Vice President, Administration
                                          and Secretary

Clarence, New York
April 18, 2001


WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES BY TELEPHONE OR INTERNET AS DESCRIBED ON YOUR PROXY CARD OR BY COMPLETING
     AND SIGNING YOUR PROXY CARD AND PROMPTLY RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE
                THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                      WILSON GREATBATCH TECHNOLOGIES, INC.
                              10,000 WEHRLE DRIVE
                            CLARENCE, NEW YORK 14031
                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 2001
                            ------------------------

     This Proxy Statement and the accompanying form of proxy are being mailed on or about April 18, 2001 in connection with the solicitation by the board of directors of Wilson Greatbatch Technologies, Inc. of proxies to be voted at the Annual Meeting of Stockholders to be held at 10:00 a.m. on May 18, 2001, at The University Inn and Conference Center, 2401 North Forest Road, Getzville, New York 14068, and any adjournments thereof. The company will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby.

     You may change your vote and revoke your proxy at any time prior to exercise by filing an instrument with the Secretary of the company revoking it, by submitting a duly executed proxy bearing a later date or by request in person at the Annual Meeting. If your proxy is not revoked, the shares represented by your proxy will be voted according to your directions. If your proxy card is signed and returned without specifying voting directions, the shares represented by that proxy will be voted according to the recommendation of the board of directors on each proposal.

     On March 26, 2001, the record date fixed by the board of directors for the Annual Meeting, the company had outstanding 18,712,967 shares of common stock. Each outstanding share of common stock is entitled to one vote on all matters to be voted on by the stockholders at the meeting.

     The presence, in person or by proxy, of a majority of the shares outstanding on the record date will constitute a quorum at the Annual Meeting. Abstentions, directions to withhold authority and broker non-votes (which occur when brokers or nominees notify the company they have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining a quorum.

     Directors are elected by a plurality and the six nominees who receive the most votes will be elected. Abstentions, directions to withhold authority and broker non-votes will have no effect on the election of directors. The ratification of the appointment of auditors must receive a majority of the votes cast on the matter. Abstentions and broker non-votes will have no effect on the outcome.

     An individual who has a beneficial interest in shares allocated to an account under the Wilson Greatbatch, Ltd. Equity Plus Plan -- Money Purchase Plan or the Wilson Greatbatch, Ltd. Equity Plus Plan -- Stock Bonus Plan, referred to herein as the Plans, is being sent a Proxy Statement and a proxy card to vote the common stock allocated to that account. An individual with a beneficial interest in the Plans may give directions to the Trustees of the Plans as to how the allocated shares should be voted by returning the proxy card or using the telephone or Internet voting methods.

                               SECURITY OWNERSHIP

     The following table sets forth information, as of March 1, 2001, regarding the beneficial ownership of the outstanding shares of common stock by each person known to the company to be the beneficial owner of more than 5% of the outstanding common stock, by each director, by each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group.

                                                              NUMBER OF SHARES
                    NAME AND ADDRESS OF                         BENEFICIALLY      PERCENT OF
                      BENEFICIAL OWNER                             OWNED            CLASS
                    -------------------                       ----------------    ----------
DLJ Merchant Banking Partners II, L.P. and related investors
  (1)(2)....................................................     12,920,565          69.0
  277 Park Avenue
  New York, New York 10172
John Hancock Financial Services, Inc. (3)...................        951,510           5.1
  John Hancock Place
  P.O. Box 111
  Boston, Massachusetts 02117
Edward F. Voboril (4)(5)....................................     11,911,063          63.4
Robert E. Rich, Jr. (4)(6)..................................     11,844,522          63.3
Douglas E. Rogers (2)(7)....................................     12,920,565          69.0
Bill R. Sanford.............................................         30,000             *
Henry Wendt (2)(7)..........................................     12,920,565          69.0
David M. Wittels (2)(7).....................................     12,920,565          69.0
Larry T. DeAngelo (4)(8)....................................     11,869,368          63.3
Curtis F. Holmes, Ph.D. (4)(9)..............................     11,871,145          63.3
Richard W. Mott (4)(10).....................................     11,872,385          63.4
Esther S. Takeuchi, Ph.D. (4)(11)...........................     11,852,659          63.3
All directors and executive officers as a group (15 persons)
  (2)(4)(5)(6)(7)(8)(9)(10)(11)(12).........................     11,012,986          58.9

---------------

* Less than one percent

(1) Consists of shares held directly by DLJ Merchant Banking Partners II, L.P. and the following related investors: DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., DLJMB Funding II, Inc., DLJ Investment Partners, L.P., DLJ Investment Funding, Inc. UK Investment Plan 1997 Partners, DLJ EAB Partners, L.P., DLJ First ESC, L.P. and DLJ ESC II, L.P. In the aggregate, these entities have sole investment power with respect to 10,228,206 shares of common stock, which is equivalent to 54.7% of the common stock outstanding as of March 1, 2001. Credit Suisse First Boston, a Swiss bank, filed a Schedule 13G dated February 14, 2001 reporting ownership of a majority of the voting stock of Credit Suisse First Boston, Inc. which in turn owns all of the voting stock of Credit Suisse First Boston (USA), Inc. (formerly Donaldson Lufkin & Jenrette, Inc.), or CSFB-USA. DLJ Merchant Banking Partners II, L.P. and the related entities named above are direct and indirect subsidiaries of CSFB-USA and merchant banking funds advised by subsidiaries of CSFB-USA.

(2) Voting power with respect to the shares reported is shared, pursuant to stockholders agreements entered into in July 1997, August 1999 and August 2000, with the other parties to the stockholders agreements. Therefore, the various entities affiliated with CSFB-USA and Messrs. Rogers, Wendt and Wittels each may be deemed to beneficially own all of the 12,920,565 shares of common stock with respect to which voting power is shared pursuant to the stockholders agreements. Such 12,920,565 shares consist of the 12,330,176 shares that are subject to the three stockholders agreements entered into in July 1997, including the 10,228,206 shares held directly by the entities affiliated with CSFB-USA and the shares held directly by

    Messrs. Voboril, DeAngelo, Holmes, Mott and Rich and Dr. Takeuchi; the 50,533 shares held directly by Fred Hittman that are subject to the stockholders agreement entered into in August 1999; and the 539,856 shares held directly by Hitachi-Maxell, Ltd. that are subject to the stockholders agreement entered into in August 2000. In addition, the other parties to the stockholders agreement dated as of July 16, 1997, who, under the agreement, share voting power with respect to the shares owned by the entities affiliated with CSFB-USA, may be deemed to beneficially own the 10,228,206 shares of common stock held by the entities affiliated with CSFB-USA, which is equivalent to 54.7% of the common stock outstanding as of March 1, 2001. Those other parties, each of whom disclaims beneficial ownership of such shares held by the entities affiliated with CSFB-USA, include the following persons: Tim H. Belstadt, Susan M. Bratton, Larry T. DeAngelo, Curtis F. Holmes, Arthur J. Lalonde, Richard W. Mott, Edward F. Voboril, Jack A. Belstadt, Richard J. Boos, William H. Bruns, Curtis A. Cashmore, William D.K. Clark, Steven J. Ebel, Douglas P. Eberhard, Gayle E. Fairchild, Stuart
    S. Ferguson, John T. Fordyce, Frank J. Forkl, Jr., Dominick J. Frustaci, Christine A. Frysz, Richard M. Garlapow, Robert W. Hammell, Robert C. Jackson, Ricky S. Kline, Randolph A. Leising, Bruce E. Meyer, Charles L. Mozeko, Barry C. Muffoletto, Michael R. Nowaczyk, William M. Paulot, Joseph
    M. Probst, Michael F. Pyszczek, Janice E. Remigio, Robert C. Rusin, Gary J. Sfeir, Robert W. Siegler, Joseph E. Spaulding, Esther S. Takeuchi, Mark Visbisky, Gary R. Whitcher and Robert C. Weigand.

(3) John Hancock Financial Services, Inc., John Hancock Life Insurance Company, John Hancock Subsidiaries, Inc., The Berkeley Financial Group, Inc. and John Hancock Advisors, Inc. filed a Schedule 13G dated February 12, 2001. Based on this Schedule 13G, John Hancock Financial Services, Inc. is the ultimate parent company of John Hancock Advisors, Inc., which has direct beneficial ownership of the reported shares.

(4) Voting power with respect to the shares reported is shared, pursuant to stockholders agreements entered into in July 1997, with the other parties to the stockholders agreements. Therefore, Messrs. Voboril, DeAngelo, Holmes, Mott and Rich and Dr. Takeuchi each may be deemed to beneficially own all of the 11,844,522 shares of common stock with respect to which voting power is shared pursuant to the stockholders agreements. Messrs. Voboril, DeAngelo, Holmes, Mott and Rich and Dr. Takeuchi disclaim beneficial ownership of such shares, other than the 254,772 shares, 109,339 shares, 115,078 shares, 90,318 shares, 20,075 shares and 10,136 shares held directly by Messrs. Voboril, DeAngelo, Holmes, Mott and Rich and Dr. Takeuchi, respectively.

(5) Includes 42,000 shares held by Mr. Voboril's spouse as a trustee of a trust for the benefit of Mr. Voboril's family members and 66,541 shares Mr. Voboril has the right to acquire pursuant to options exercisable within 60 days after March 1, 2001. Including such shares, Mr. Voboril directly holds 254,772 shares of common stock, which is equivalent to 1.4% of the common stock outstanding as of March 1, 2001.

(6) Mr. Rich directly holds 20,075 shares of common stock, which is equivalent to less than one percent of the common stock outstanding as of March 1, 2001.

(7) Consists of shares held by entities affiliated with CSFB-USA, all of which are funds managed by DLJ Merchant Banking. Messrs. Rogers, Wendt and Wittels disclaim beneficial ownership of such shares.

(8) Includes 24,846 shares Mr. DeAngelo has the right to acquire pursuant to options exercisable within 60 days after March 1, 2001. Including such shares, Mr. DeAngelo directly holds 109,339 shares of common stock, which is equivalent to less than one percent of the common stock outstanding as of March 1, 2001.

(9) Includes 13,334 shares held by Dr. Holmes' spouse as trustee of a trust for the benefit of Dr. Holmes' family members and 26,623 shares Dr. Holmes has the right to acquire pursuant to options exercisable within 60 days after March 1, 2001. Including such shares, Dr. Holmes directly holds 115,078 shares of common stock, which is equivalent to less than one percent of the common stock outstanding as of March 1, 2001.

(10) Includes 866 shares held by Mr. Mott as trustee of the Sarah E. Mott Trust, 866 shares held by Mr. Mott as trustee of the Lindsay Mott Trust, 866 shares held by Mr. Mott as trustee of the Rachel Mott Trust and 27,863 shares Mr. Mott has the right to acquire pursuant to options exercisable within 60 days after March 1, 2001. Including such shares, Mr. Mott directly holds 90,318 shares of common stock, which is equivalent to less than one percent of the common stock outstanding as of March 1, 2001.

(11) Includes 8,137 shares Dr. Takeuchi has the right to acquire pursuant to options exercisable within 60 days of March 1, 2001. Including such shares, Dr. Takeuchi directly holds 10,136 shares of common stock, which is equivalent to less than one percent of the common stock outstanding at March 1, 2001.

(12) All directors and executive officers as a group directly hold 11,012,986 shares of common stock, which is equivalent to 58.9% of the common stock outstanding as of March 1, 2001.

                       PROPOSAL 1. ELECTION OF DIRECTORS

     The company's directors are elected annually to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. When your proxy is submitted, the shares it represents will be voted in accordance with the direction indicated, or, if no direction is indicated, the shares will be voted in favor of the election of the nominees identified below. The company expects each nominee to be able to serve, if elected, but if any nominee notifies the company before the meeting that he is unable to do so, then the proxies will be voted for such other person as the board shall designate.

     Information regarding the nominees standing for election as directors is set forth below:

                                                                                       DIRECTOR
                NAME                   AGE    POSITION AND OFFICE WITH THE COMPANY      SINCE
                ----                   ---    ------------------------------------     --------
Edward F. Voboril....................  58     President, Chief Executive Officer         1997
                                              and Chairman of the Board
Robert E. Rich, Jr...................  60     Director                                   1997
Douglas E. Rogers....................  46     Director                                   1997
Bill R. Sanford......................  57     Director                                   2000
Henry Wendt..........................  67     Director                                   1997
David M. Wittels.....................  36     Director                                   1997

     Edward F. Voboril has served as President and Chief Executive Officer of the company and its predecessor since December 1990. Mr. Voboril became Chairman of the Board of Directors in July 1997. Mr. Voboril's career spans over 25 years in the medical device industry. Prior to joining the company's predecessor in 1990, Mr. Voboril was Vice President and General Manager of the Biomedical Division of PPG Industries. He was previously Vice President and General Manager of the Medical Electronics Division of Honeywell, which was acquired by PPG in 1986. Mr. Voboril currently serves on the board of directors of Analogic Corporation, an electronics company. Mr. Voboril served as President of the Health Care Industries Association of Western New York from July 1995 to July 1998 and currently serves as a member of the board of directors of Adva Med, where he is a member of the executive committee and chairs the small company council.

     Robert E. Rich, Jr. has served as a director since July 1997. Mr. Rich has served as President of Rich Products Corporation, a frozen foods manufacturer, since 1978. Mr. Rich is Chairman of the board of directors of the Grocery Manufacturers of America, Inc.

     Douglas E. Rogers has served as a director since July 1997. Since January 1997, Mr. Rogers has served as Managing Director of Global Health Care Partners, a unit of DLJ Merchant Banking specializing in private equity investment in health care businesses worldwide. Mr. Rogers previously served as head of U.S. Investment Banking at Baring Brothers and as a Senior Vice President at Lehman Brothers. Mr. Rogers serves on the board of directors of Charles River Laboratories Corp. and Computerized Medical Systems, Inc.

     Bill R. Sanford has served as a director since November 2000. Mr. Sanford is the founder, and since August 2000 has been the Chairman, of Symark LLC, a technology commercialization and business development company. From April 1987 to August 2000, Mr. Sanford was Chairman of the Board, President and Chief Executive Officer of STERIS Corporation, a provider of infection and contamination prevention and reduction systems to the healthcare, scientific and other markets. Mr. Sanford serves on the board of KeyCorp N.A. Mr. Sanford is also Chairman of NorTech, the Northeast Ohio Regional Technology Coalition, Vice Chairman of the Edison Biotechnology Center and a Fellow of the American Institute for Medical and Biological Engineering.

     Henry Wendt has served as a director since July 1997. From January 1997 until January 2001, Mr. Wendt served as Chairman of Global Health Care Partners, a unit of DLJ Merchant Banking specializing in private equity investment in healthcare businesses worldwide. Mr. Wendt retired as Chairman of SmithKline Beecham p.l.c. in 1994 after completing a career of nearly 40 years in the pharmaceutical, healthcare products and services industries. Mr. Wendt is Chairman of the Board of Computerized Medical Systems, Inc., and serves on the board of directors of Charles River Laboratories Corp., The Egypt Investment Company and West Marine, Inc., and also is a Trustee of the Trilateral Commission and Trustee Emeritus of the American Enterprise Institute.

     David M. Wittels has served as a director since July 1997. Mr. Wittels has been a Managing Director of DLJ Merchant Banking, Inc. since January 2001. For the past five years, Mr. Wittels has held various positions with DLJ Merchant Banking, Inc. He serves on the boards of AKI Holding Corp., AKI Inc., Mueller Holdings (N.A.), Inc., Advanstar, Inc. and Advanstar Communications, Inc., Ziff Davis Holdings Inc. and Ziff Davis Media Inc.

     In accordance with the stockholders agreements described above, all of the parties to the stockholders agreements have agreed to cause the company's Chief Executive Officer, presently Mr. Voboril, to be a member of the board of directors. DLJ Merchant Banking nominated Messrs. Rich, Rogers, Wendt and Wittels to be directors.

MEETINGS AND COMMITTEES OF THE BOARD

     The board of directors held four meetings in 2000. Each director attended at least 75% of the meetings of the full board and at least 75% of the meetings of committees on which each director served. The board of directors has standing audit and compensation committees.

     The audit committee consists of Messrs. Rich and Sanford. The board of directors intends to name one additional independent director to the audit committee during 2001, as required by the rules of the New York Stock Exchange. The audit committee reviews and reports to the board of directors on the scope and results of audits by our independent auditors and recommends a firm of certified independent public accountants to serve as our independent auditors, subject to nomination by the board of directors and approval by the stockholders. The audit committee also discusses with the independent auditors the matters required to be discussed by auditing standards and reviews the independence of the auditors. Membership on the audit committee is restricted to directors who are independent of management and free from any relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment as a committee. The audit committee had one meeting in 2000.

     The compensation committee consists of Messrs. Wendt and Wittels. The compensation committee makes recommendations to the board of directors with respect to the company's general and specific compensation policies and administers the company's 1997 and 1998 stock option plans. The compensation committee had two meetings in 2000.

COMPENSATION OF DIRECTORS

     Since the completion of the company's initial public offering in September 2000, it has paid directors who are not full-time employees of the company, DLJ Merchant Banking or any of its affiliates compensation which consists of a $10,000 annual retainer and a $1,000 per meeting fee for attendance at meetings of the board of directors or any committee of which the director is a member. Directors entitled to receive the $10,000 annual retainer have an option to receive some or all of that amount in shares of the company's common stock, instead of cash, at the closing price per share on the last trading day of the calendar year for which the retainer is payable. Directors are required to hold any shares received pursuant to such an election for at least six months after they receive them. In addition, all directors are reimbursed for travel expenses and other out-of-pocket costs incurred in connection with their attendance at meetings.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                 ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

     Our executive officers and certain key employees, and their respective ages and positions as of March 1, 2001, are as follows:

                   NAME                     AGE                     POSITION
                   ----                     ---                     --------
Edward F. Voboril*........................  58     President, Chief Executive Officer and
                                                   Chairman of the Board
Larry T. DeAngelo.........................  54     Senior Vice President, Administration and
                                                   Secretary
Curtis F. Holmes, Ph.D....................  58     President, Greatbatch-Hittman, Inc.
Arthur J. Lalonde.........................  46     Senior Vice President, Finance and
                                                   Treasurer
Richard W. Mott...........................  42     Executive Vice President and Chief
                                                   Operating Officer
Susan M. Bratton..........................  44     Vice President, Corporate Quality
Robert C. Rusin...........................  42     General Manager, Engineered Components
                                                   Division
Esther S. Takeuchi, Ph.D..................  47     Vice President, Research and Development
Ernest J. Norman..........................  55     Director, Investor Relations and Corporate
                                                   Communications and Assistant Secretary
Peter E. Samek............................  48     Vice President, Corporate Development
Steven J. Ebel............................  43     General Manager, Implantable Power Source
                                                   Division
Ricky S. Kline............................  46     General Manager, Capacitor Division

---------------

* Mr. Voboril's biographical information is provided above under "Proposal 1. Election of Directors."

     Larry T. DeAngelo has served as the company's Senior Vice President, Administration, since December 2000 and as Secretary since July 1997. Mr. DeAngelo also served as Vice President, Administration of the company and our predecessor from November 1991 to December 2000. Prior to joining our predecessor, Mr. DeAngelo was the Director of International Human Resources of Rockwell International Corporation. Mr. DeAngelo is currently a member of the Payment and Health Care Delivery Committee of Adva Med and chairman of the operating board for the Buffalo Hearing and Speech Center.

     Curtis F. Holmes, Ph.D. has served as President of our subsidiary, Greatbatch-Hittman, Inc., since January 2000. Dr. Holmes served as Senior Vice President and Chief Operating Officer of Greatbatch-Hittman, Inc. from July 1999 to December 1999 and as our Senior Vice President from January 1999 to July 1999. From November 1980 to January 1999, Dr. Holmes served as our Vice President, Technology.

     Arthur J. Lalonde has served as the company's Senior Vice President, Finance and Treasurer since December 2000. Mr. Lalonde previously served as the company's Vice President, Finance and Treasurer since July 1997. Mr. Lalonde served as the Controller of our predecessor from August 1988 to July 1997. Mr. Lalonde is a Certified Public Accountant and a member of the New York State Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Lalonde is also a member of the Investments Committee of HealthNow NY, Inc., the local Blue Cross/Blue Shield affiliate.

     Richard W. Mott has served as the company's Executive Vice President and Chief Operating Officer since December 2000. From August 1998 to December 2000, Mr. Mott served as the company's Group Vice President. Mr. Mott served as our Vice President, Batteries from July 1997 to August 1998 and previously served as the Vice President, Batteries of our predecessor from September 1993 to December 1996 and from November 1997 to July 1997. Mr. Mott also served as Vice President and General Manager of Greatbatch Scientific from December 1996 to August 1998. Mr. Mott serves as a director of The Health Industry Association of Western New York and as a member of the Investment Committee of the Alfred University Board of Trustees.

     Susan M. Bratton has served as our Vice President, Corporate Quality since March 2001. Ms. Bratton served as the General Manager, Electrochem from July 1998 to March 2001 and previously served as the Director of Procurement of our company and our predecessor from June 1991 to July 1998. Ms. Bratton has held various positions with the company since 1976.

     Ernest J. Norman has served as our Director, Investor Relations and Corporate Communications and Assistant Secretary since August 2000. Prior to joining our company, Mr. Norman was a member of the law firm of Watson, Bennett, Colligan, Johnson & Schechter, L.L.P. from December 1998 to August 2000. He previously served as General Counsel and Corporate Secretary of Trico Products Corporation and as Vice President, General Counsel and Assistant Corporate Secretary at Goldome Bank. Mr. Norman is currently a member of the Public Affairs Coordinating Council of Adva Med. Mr. Norman is licensed to practice law in the State of New York and the District of Columbia.

     Robert C. Rusin has served as our General Manager, Engineered Components Division since December 2000 and previously served as Vice President, Corporate Quality from July 1999 to November 2000. From August 1998 to July 1999, Mr. Rusin served as President and Chief Operating Officer of BioVector, Inc. From January 1997 to August 1998, Mr. Rusin served as Director, Sales and Distribution, of Greatbatch Scientific and previously served as Director, Greatbatch Surgical Products for our predecessor from January 1995 to January 1997.

     Peter E. Samek has served as our Vice President, Corporate Development since January 2001. Prior to joining our company, Mr. Samek served from November 1998 to August 2000 as Director of Corporate Business Development of the Eastman Kodak Corporation and from October 1993 to November 1998 as Managing Director, Equity Investments of Manning & Napier Advisors, Inc. of Rochester, New York.

     Esther S. Takeuchi, Ph.D. has served as our Vice President, Research and Development since May 1999. Dr. Takeuchi served as our Director of Electrochemical Research from July 1997 to May 1999 and previously served as Director of Electrochemical Research of our predecessor from August 1991 to July 1997. The Electrochemical Society Inc. conferred the Battery Division Technology Award upon Dr. Takeuchi in 1995 and in 1998, the Western New York Section of the American Chemical Society presented Dr. Takeuchi with the 68th Jacob F. Schoellkopf Medal. Dr. Takeuchi was elected a Fellow of the American Institute for Medical and Biological Engineering in 1999.

     Steven J. Ebel has served as our General Manager, Implantable Power Source Division since July 1998. From September 1996 to July 1998, Mr. Ebel served as our General Manager, Electrochem Battery Division and from August 1994 to September 1996, he was our Director of Program Management and Product Development. Mr. Ebel has held various positions with the company since 1983.

     Ricky S. Kline has served as our General Manager, Capacitor Division since December 2000. He served as our Director of Capacitor Operations from February 2000 through November 2000. Mr. Kline served as General Manager of our Engineered Components Division from April 1999 to February 2000. He has held various Director positions for our company from 1989 to 1999.

EXECUTIVE COMPENSATION

     The following table discloses compensation for the years ended December 29, 2000 and December 31, 1999 received by the company's Chairman of the Board, President and Chief Executive Officer and by the company's four most highly compensated executive officers (other than the Chief Executive Officer) who served as such at the close of the fiscal year ended December 29, 2000, referred to in this Proxy Statement as "named executive officers."

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                     -----------------------------------   --------------------------------------
                                                                             AWARDS      PAYOUTS
                                                                           ----------   ----------
                                                            OTHER ANNUAL   SECURITIES                 ALL OTHER
          NAME AND                                          COMPENSATION   UNDERLYING      LTIP      COMPENSATION
     PRINCIPAL POSITION       YEAR    SALARY     BONUS          (3)         OPTIONS     PAYOUTS(4)       (5)
     ------------------       ----   --------   --------    ------------   ----------   ----------   ------------
Edward F. Voboril...........  2000   $315,000   $105,000(1)   $33,582        21,040      $ --          $ 20,625
  President, Chief Executive  1999   $271,500   $253,078(2)    --            40,940        --          $ 23,297
  Officer and Chairman
Larry T. DeAngelo...........  2000   $150,335   $ 30,600(1)    --             5,580      $ 78,816      $ 10,830
  Senior Vice President,      1999   $128,571   $ 36,924(2)    --             6,487      $179,410      $ 18,435
  Administration and
  Secretary
Curtis F. Holmes, Ph.D. ....  2000   $184,401   $ 45,700(1)   $ 4,041         7,880      $ 80,738      $164,868
  President,                  1999   $147,166   $ 38,373(2)   $37,967         8,935      $184,050      $185,655
  Greatbatch-Hittman, Inc.
Richard W. Mott.............  2000   $161,308   $ 41,000(1)   $ 8,885         7,880      $ 85,864      $ 10,465
  Executive Vice President    1999   $138,332   $ 39,740(2)    --             8,855      $179,410      $ 18,652
  and Chief Operating
  Officer
Esther S. Takeuchi, Ph.D....  2000   $118,377   $ 25,000(1)    --             1,380        --          $  7,959
  Vice President, Research    1999   $105,580   $ 14,500(2)    --             4,307        --          $ 17,203
  and Development

---------------

(1) Represents amounts earned in 2000 which are to be paid in fiscal 2001.

(2) Represents payments made in 1999 for bonuses earned in prior years.

(3) Includes $33,582 of tuition expenses for Mr. Voboril and $4,041 of tuition expenses for Dr. Holmes in 2000 and reimbursement of $31,397 of relocation expenses for Dr. Holmes in 1999. In addition, $8,885 was paid to Mr. Mott for unused vacation time. No other annual compensation is reported for the named executive officers because perquisites and personal benefits otherwise did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for these named executive officers.

(4) Represents payments we made in fiscal 1999 and fiscal year 2000 pursuant to our long term compensation plan, which was terminated in 1997. The final payment under the plan will be payable in 2001.

(5) For 2000, represents payments of term life insurance premiums of $8,167 for Mr. Voboril and $1,134 for Mr. DeAngelo, our matching contributions to the 401(k) plan of $3,360 for Mr. Voboril, $2,744 for Mr. DeAngelo, $3,360 for Dr. Holmes, $2,923 for Mr. Mott and $2,267 for Dr. Takeuchi, our contributions under the ESOP plan of $8,000 for Mr. Voboril, $6,429 for Mr. DeAngelo, $7,358 for Dr. Holmes, $6,917 for Mr. Mott and $5,279 for Dr. Takeuchi, which contributions consist of 533, 429, 491, 461 and 352 shares of our common stock, respectively, cash profit sharing distributions of $1,098 for Mr. Voboril, $523 for Mr. DeAngelo, $649 for Dr. Holmes, $625 for Mr. Mott and $413 for Dr. Takeuchi, and a payout of $153,501 to Dr. Holmes made in fiscal 2000 in respect of stock appreciation rights granted in prior years. For 1999, represents payments of term life insurance premiums of $3,497 for M. Voboril, $1,134 for Mr. DeAngelo and $1,761 for Dr. Holmes; our matching contributions to the 401(k) plan of $3,360 for Mr. Voboril, $2,744 for Mr. DeAngelo, $3,360 for Dr. Holmes and $2,923 for Mr. Mott; our contributions under the ESOP plan of $8,440 for Mr. Voboril, $8,847 for Mr. DeAngelo, $8,147 for Dr. Holmes and $8,479 for Mr. Mott, which contributions represent 563, 523, 543 and 565 shares of our common stock, respectively; our contributions under our defined contribution pension plan of $8,000 for Mr. Voboril, $6,710 for Mr. DeAngelo, $6965 for Dr. Holmes and $7,250 for Mr. Mott; and a payout of $165,422 to Dr. Holmes made in fiscal 1999 in respect of stock appreciation rights granted in prior years.

STOCK OPTIONS

     The following table sets forth information concerning stock option grants made to the company's named executive officers in the fiscal year ended December 29, 2000, including the potential realizable value over the 10 year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the company's estimate of future stock price performance. Actual gains, if any, on stock option exercises will be dependent on the future performance of the company's common stock.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                           ----------------------------------------------------------------   POTENTIAL REALIZABLE
                                                                                                    VALUE AT
                                                                                                  ASSUMED RATES
                           NUMBER OF                                                             OF STOCK PRICE
                           SECURITIES    PERCENTAGE OF                                            APPRECIATION
                           UNDERLYING    TOTAL OPTIONS                                           FOR OPTION TERM
                            OPTIONS        GRANTED IN      EXERCISE PRICE                     ---------------------
          NAME              GRANTED     FISCAL YEAR 2000       ($/SH)       EXPIRATION DATE      5%          10%
          ----             ----------   ----------------   --------------   ---------------   ---------   ---------
Edward F. Voboril........    21,040           25.2%            $15.00       January 1, 2010   $514,079    $818,585

Larry T. DeAngelo........     5,580            6.7%            $15.00       January 1, 2010   $136,338    $217,096

Curtis F. Holmes,
  Ph.D. .................     7,880            9.4%            $15.00       January 1, 2010   $192,535    $306,580

Richard W. Mott..........     7,880            9.4%            $15.00       January 1, 2010   $192,535    $306,580

Esther S. Takeuchi,
  Ph.D. .................     1,380            1.7%            $15.00       January 1, 2010   $ 33,718    $ 53,690

     The following table sets forth information concerning the number of shares and the value of options outstanding as of December 29, 2000 for each such officer. The values of in-the-money options have been calculated on the basis of a valuation of $28.25 per share, the closing price per share of our common stock on December 29, 2000, less the applicable exercise price.

                  OPTION EXERCISES AND YEAR-END OPTION VALUES

                                                                     NUMBER OF
                                                               SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                            NUMBER OF                            DECEMBER 29, 2000             DECEMBER 29, 2000
                         SHARES ACQUIRED                    ---------------------------   ---------------------------
         NAME              ON EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            ---------------   --------------   -----------   -------------   -----------   -------------
Edward F. Voboril......         0               --            66,541         85,539       $1,306,539     $1,637,321
Larry T. DeAngelo......         0               --            24,846         28,281       $  519,963     $  600,762
Curtis F. Holmes,
  Ph.D.................         0               --            26,623         30,993       $  552,626     $  647,976
Richard W. Mott........         0               --            27,863         31,612       $  569,057     $  656,192
Esther S. Takeuchi,
  Ph.D.................         0               --             8,137          8,150       $  173,486     $  148,316

EMPLOYMENT AGREEMENT

     On July 9, 1997, the company entered into an employment agreement with Mr. Voboril, the company's President, Chief Executive Officer and Chairman. This agreement expires on June 30, 2001 but automatically extends for additional one year periods until the company or Mr. Voboril gives notice to terminate not less than 12 months prior to the proposed termination date. As of April 1, 2001, the company pays Mr. Voboril a salary of $340,000 per year under the employment agreement and the compensation committee, along with the board of directors, has the right to increase Mr. Voboril's salary. Under this agreement, Mr. Voboril is entitled to a bonus equal to 75% of his current base salary if the company achieves financial targets set by the board of directors and reflected in the annual budget.

     If the company terminates Mr. Voboril's employment without cause or if Mr. Voboril terminates his employment for good reason, the company has agreed to pay to Mr. Voboril the greater of $285,000 or his current annual base salary and a bonus for the year of termination equal to a percentage of his base salary. If the company terminates his employment without cause within six months before, or 12 months after, a change in control of the company, it will pay Mr. Voboril an amount equal to his current annual salary and a bonus equal to 75% of his current base salary. In addition, all performance stock options held by Mr. Voboril will automatically vest and he will have the right to exercise all unexercised options.

     If the company terminates Mr. Voboril's employment for cause or if Mr. Voboril terminates his employment without good reason, the company will pay him his accrued base salary and other compensation that has accrued as of the termination date. However, the company will not pay Mr. Voboril an annual bonus if the company terminates his employment with cause, and any stock options granted to Mr. Voboril that have not vested will be forfeited and canceled. If the company terminates Mr. Voboril for cause, it may, at its election, purchase all of his shares and vested stock options at the lesser of the shares' cost or fair market value.

     So long as Mr. Voboril is not terminated without cause, he has agreed not to compete, directly or indirectly, against the company during his employment and for two years after his employment ends. In addition, Mr. Voboril has agreed not to solicit any of the company's employees for two years after his employment ends.

     The company has not entered into employment agreements with its other named executive officers.

INCENTIVE COMPENSATION PLANS

     The company sponsors various incentive compensation programs, which provide for the payment of cash to key employees based upon achievement of specific earnings goals before incentive compensation expense.

EMPLOYEE STOCK OWNERSHIP PLAN

     The company sponsors an employee stock ownership plan, or ESOP, and related trust as a long-term benefit for substantially all of the company's employees, including the company's executive officers. There are two components to contributions under the ESOP. The first component is a defined contribution pension plan whose annual contribution equals 5% of each employee's compensation. Contributions to the ESOP are in the form of the company's common stock. The second component is a discretionary profit sharing contribution determined by the board of directors. This profit sharing contribution is also contributed to the ESOP in the form of shares of the company's common stock. The ESOP is subject to contribution limitations and vesting requirements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Throughout 2000, Messrs. Wendt and Wittels served on the compensation committee. Also, prior to our initial public offering in September 2000, Lawrence A. Maciariello, a former director, and Mr. Voboril served on the compensation committee. Mr. Voboril served as our President, Chief Executive Officer and Chairman of the Board during 2000. In November 1997, we issued a loan to Mr. Voboril in the amount of $570,000, in connection with his purchase of shares of our common stock, which was repaid in full at the time of our initial public offering. Mr. Wittels is a principal of DLJ Merchant Banking, Inc. and from June 1997 to July 1997, prior to our acquisition of Wilson Greatbatch Ltd., he served as our President.

COMPENSATION COMMITTEE REPORT

     Overview. The compensation committee is comprised solely of directors who are not current or former employees of the company. In fiscal 2000, the compensation committee consisted of two directors, Messrs. Wendt and Wittels. The compensation committee is responsible for establishing the compensation policies and administering the compensation programs for the company's executive officers.

     Compensation Objectives. The objectives of the company's executive compensation program are to:

        1) Pay competitively to attract, retain and motivate superior executives who must operate in a highly competitive and technically specialized environment; and

        2) Relate total compensation for each executive to overall company performance as well as individual performance, and to align executive's performances and financial interest with shareholder value.

     The executive compensation program is generally composed of base salary, discretionary performance bonus, and long-term incentives in the form of stock options. The compensation program also includes various benefits, including a deferred compensation program for some executives, as well as health insurance plans and programs, pension and profit sharing plans, which are also available to all of the company's full-time employees.

     Base Salary. The compensation committee annually reviews and approves the base salaries of executive officers, taking into consideration individual performance, retention, the level of responsibility, the scope and complexity of the position, and competitive practices.

     Incentive Compensation. The company maintains a cash based key management incentive plan which includes a number of key company managers who receive annual incentive compensation based upon targeted financial performance goals and the achievement of these goals by the company. The range of these incentives vary depending upon the level of the manager and his/her ability to impact the company's performance, as well as the level of achievement of those financial goals by the company.

     Stock Options. The company has several stock option grant programs including company performance based vesting, and long-term incentive plan vesting. These stock option programs are used as both a recruiting tool for key managers, as well as a retention tool for executive officers. Performance based options are tied to the company's financial performance goals and the achievement of those goals by the company. Long term incentive plan options are tied to executive officer retention periods with the company.

     Compensation of the President, Chief Executive Officer and
Chairman. Compensation of the company's President, Chief Executive Officer and Chairman, Edward F. Voboril, is determined pursuant to his employment agreement. Under the employment agreement, the company currently pays Mr. Voboril $340,000 per year and the compensation committee, along with the board of directors, has the right to increase his salary. Under the employment agreement, Mr. Voboril is entitled to a bonus of up to 75% of his current base salary if the company achieves financial targets set by the board of directors and reflected in the company's annual budget. In determining the level of base salary and bonus to be paid Mr. Voboril in 2000, the compensation committee considered both the value of Mr. Voboril to the company and pay practices for comparable performance in the industry. For 2000, Mr. Voboril's base salary was increased to $315,000. Mr. Voboril earned total bonuses for 2000 of $105,000, compared to no bonus for 1999. The increase in bonus is attributable to the company's achieving financial targets set by the board of directors and reflected in the company's annual budget during 2000 and Mr. Voboril's integral role in bringing about these results.

                                          Respectfully submitted,

                                          Henry Wendt
                                          David M. Wittels
                                          Members of the Compensation Committee

AUDIT COMMITTEE REPORT

     The audit committee consists of Messrs. Sanford and Rich, both of whom are "independent" in accordance with the standards promulgated by the New York Stock Exchange. The audit committee functions pursuant to a written charter, a copy of which is attached as Exhibit A to this Proxy Statement.

     The audit committee discussed the interim information contained in the 2000 third and fourth quarter earnings announcements with management of the company and independent auditors prior to public release. In addition, the audit committee reviewed with the independent auditors their audit plans and audit scope.

     In connection with the December 29, 2000 consolidated financial statements, the audit committee has:

        - reviewed and discussed with management the company's audited financial statements as of and for the fiscal year ended December 29, 2000;

        - discussed with the company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with the Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants; and

        - received and reviewed the written disclosures and the letter from the company's independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

     Based on the reviews and discussions referred to above, the audit committee has recommended to the board of directors that the audited financial statements referred to above be included in the company's Annual Report on Form 10-K for the fiscal year ended December 29, 2000.

     The audit committee also recommended to the board of directors, subject to shareholder approval, the reappointment of Deloitte & Touche LLP as the company's independent auditor.

                                          Respectfully submitted,

                                          Robert E. Rich, Jr.
                                          Bill R. Sanford
                                          Members of the Audit Committee

PERFORMANCE GRAPH

     The following graph compares for the three-month period ended December 31, 2000, the cumulative total stockholder return for the company, an index of over 100 medical instrument and supply companies (the "MG Group Index") and the Russell 2000 Index. The graph assumes that $100 was invested on September 29, 2000 in the common stock of the company, the MG Group Index and the Russell 2000 Index, and assumes reinvestment of dividends. The stock price performance shown on the following graph is not necessarily indicative of future price performance.

[PERFORMANCE GRAPH]

----------------------------------------------------------------------------------------------------------
                                                           09/29/2000  10/31/2000  11/30/2000  12/29/2000
----------------------------------------------------------------------------------------------------------
 Wilson Greatbatch Technologies, Inc.                        100.00      104.92      104.65      123.50
----------------------------------------------------------------------------------------------------------
 MG Group Index                                              100.00       94.71       96.88       96.66
----------------------------------------------------------------------------------------------------------
 Russell 2000 Index                                          100.00       95.45       85.53       92.73
----------------------------------------------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Described below are some of the transactions the company has entered into with parties that are related to the company.

DIRECTOR AND OFFICER LOANS

     On November 1, 1997, the company issued loans to a number of its executive officers and key employees in connection with their purchases of shares of common stock of the company. Each loan bore interest at an annual rate of 6.42%, was evidenced by a full recourse promissory note, and was secured by a pledge of the shares purchased with the proceeds of the loan and matured on November 1, 2007. The following table sets forth, with respect to the company's current executive officers and directors, the purchase price for the common stock, which is equal to the largest aggregate amount of indebtedness outstanding during the year ended December 31, 2000, and the number of shares of common stock purchased and pledged by each individual to secure that indebtedness:

                                                  INDEBTEDNESS    SHARES PURCHASED
                                                  ------------    ----------------
Edward F. Voboril...............................   $  570,000         114,000
Larry T. DeAngelo...............................      256,000          51,200
Curtis F. Holmes, Ph.D..........................      268,000          53,600
Arthur J. Lalonde...............................      180,000          36,000
Richard W. Mott.................................      268,000          53,600
Susan M. Bratton................................      142,000          28,400
                                                   ----------         -------
          Total.................................   $1,684,000         336,800
                                                   ==========         =======

Effective as of the closing of our initial public offering in September 2000, these executive officers repaid these loans in full by tendering an aggregate of 105,250 shares of common stock to the company valued at $16.00 per share, the initial public offering price of the shares.

SECURITIES PURCHASE AGREEMENT

     In July 1997, the company and WGL Acquisition Corp., a company formed by DLJ Merchant Banking to acquire all of the shares of the company's predecessor, which later merged into the company's predecessor, entered into a securities purchase agreement with DLJ Investment Partners, L.P., DLJ Investment Funding, Inc., DLJ First ESC L.L.C. and Donaldson, Lufkin & Jenrette Securities Corporation, all of which are entities affiliated with DLJ Merchant Banking, and The Northwestern Mutual Life Insurance Company. In accordance with the agreement, the company issued and sold 637,663 shares which at the time of issuance represented approximately 7% of the company's common stock. At the same time as the share issuance, WGL Acquisition Corp. issued 13% senior subordinated notes in the aggregate principal amount of $25.0 million, which have since become obligations of the company. The company's senior subordinated notes mature on July 1, 2007. Affiliates of DLJ Merchant Bank originally purchased $22.5 million of the principal amount of the notes. In October 1997, an affiliate of DLJ Merchant Banking transferred $5.0 million of the principal amount of the notes to an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated. The senior subordinated notes, accrued interest thereon and a call premium were paid in full in January 2001. The amount of the premium paid to DLJ Investment Partners and other investors for prepayment of the notes was approximately $1.1 million.

REGISTRATION AND ANTI-DILUTION AGREEMENT

     The company entered into a registration and anti-dilution agreement with DLJ Investment Partners, L.P., DLJ Investment Funding, Inc., DLJ First ESC L.L.C. and Donaldson, Lufkin & Jenrette Securities Corporation, all of which are entities affiliated with DLJ Merchant Banking, and The Northwestern Mutual Life Insurance Company in July 1997. The agreement provides for adjustments to the number of shares held by the purchasers to prevent dilution from issuance of shares for less than fair market price. If the company proposes to register any common stock under the Securities Act, either for its own account or for the account of other securityholders, the purchasing parties are entitled to include their shares in the registration. In addition, parties holding more than 25% of the securities entitled to registration may require the company to prepare and file a registration statement under the Securities Act at any time after the company's initial public offering, which was completed in October 2000. The company is not obligated to effect more than two of these demand registrations. The managing underwriter of the offering has the right to limit the number of shares in any registration relating to the agreement if the underwriter believes that the success of the offering would be materially and adversely affected because of its size or kind. If more than half of the securities entitled to registration are excluded by the managing underwriter, the holders of the registration rights are to be given an additional demand registration.

CREDIT AGREEMENT WITH AFFILIATE OF DLJ MERCHANT BANKING

     During 2000, the company was a party to a credit agreement with a syndicate of financial institutions led by DLJ Capital Funding, Inc. DLJ Capital Funding, Inc. is an affiliate of DLJ Merchant Banking. The company paid $1,790,214 to affiliates of DLJ Merchant Banking in 2000 for interest and various fees, including commitment, waiver and amendment and debt financing fees. In October 2000, the company used the net proceeds of its initial public offering to prepay a portion of the loans under the credit agreement. In January 2001, the company used a portion of the proceeds from a new credit facility prepay the loans in full.

STOCKHOLDERS AGREEMENTS

     In July 1997, the company entered into three separate stockholders agreements with DLJ Merchant Banking and other parties, including members of the company's management who participated in the leveraged buyout and are stockholders of the company. The terms of the three stockholders agreements are substantially the same. In the agreements, the parties agreed to elect the board of directors, transfer securities governed by the agreements and conduct and participate in registrations of securities governed by the agreements according to the terms of the agreements. The stockholders agreements prohibit most transfers of securities governed by the agreements unless the proposed transferor offers to include in the proposed transfer the other parties' pro rata share of securities subject to the agreement, or the transfer is made in connection with a party's exercise of its right of participation in such a transfer or DLJ Merchant Banking's exercise of its right of forced sale under the agreements. Most transfer restrictions under the stockholders agreements terminated upon the consummation of the company's initial public offering in October 2000, or, in the case of the management stockholders agreement, will terminate one year after that date. The agreements provide that the parties to the agreements and the company will take all action required to cause the board of directors to consist of seven directors, one of whom shall be the Chief Executive Officer. So long as they collectively beneficially own at least 3% of the fully-diluted shares of the company's common stock, members of the Greatbatch family, who are the former controlling stockholders of the company, have the right to nominate one director to the board of directors. DLJ Merchant Banking has the right to nominate all other members of the board of directors. The parties to the stockholders agreements have agreed to vote in favor of nominees selected by DLJ Merchant Banking and, if applicable, the Greatbatch family nominee. The members of the board of directors elected pursuant to the agreements include Mr. Voboril, the Chief Executive Officer, and Messrs. Rich, Rogers, Wendt and Wittels, each of whom was nominated by DLJ Merchant Banking.

     All the stockholders party to the stockholders agreements agree to vote their shares in elections of directors in accordance with the terms of the stockholders agreements. Therefore, each party may be deemed to share beneficial ownership of all shares subject to each stockholders agreement to which it is a party. Entities affiliated with DLJ Merchant Banking are party to all three stockholders agreements and consequently may be deemed to beneficially own the aggregate of all 12,330,176 shares subject to the three agreements. This number includes all of the 10,228,206 shares of common stock held directly by the entities affiliated with DLJ Merchant Banking. Members of the company's management are party to two of the three agreements, the stockholders agreement dated as of July 16, 1997 and the management stockholders agreement dated as of July 10, 1997, and consequently may be deemed to beneficially own the aggregate of all 11,844,522 shares subject to those two agreements, in addition to the shares held by them directly.

     In August 1999, the company entered into a stockholders agreement, which is described below, with Fred Hittman and DLJ Merchant Banking. Under the agreement, a DLJ Merchant Banking entity has the power to direct the voting, in some respects, of all of Mr. Hittman's 50,533 shares of common stock. Therefore, DLJ Merchant Banking may be deemed to share beneficial ownership of those shares. In August 2000, in connection with the company's acquisition of Battery Engineering, Inc., the company entered into a stockholders agreement with Hitachi-Maxell, Inc. and DLJ Merchant Banking. Under the agreement, a DLJ Merchant Banking entity has the power to direct the voting, in some respects, of all of Hitachi-Maxell, Inc.'s 539,856 shares of common stock. Therefore, DLJ Merchant Banking may be deemed to share beneficial ownership of those shares.

     Holders of an aggregate of 12,920,565 shares of the company's common stock are party to the five stockholders agreements. Subject to pro rata and underwriter exceptions, if the company proposes to file a registration statement relating to an offering of any of its equity securities, the parties to the stockholders agreements have the right to have their shares of common stock registered and sold as part of the offering.

GREATBATCH LEASE AGREEMENT

     The company leases approximately 18,550 square feet at one of its Clarence, New York facilities from Warren Greatbatch, as trustee under an irrevocable trust agreement for the benefit of Ericka Dee Greatbatch, who is the niece of Lawrence A. Maciariello, a former director who served during 2000. Warren Greatbatch is the brother-in-law of Mr. Maciariello. In accordance with the lease agreement, which will expire on March 31, 2018, the company made payments to the trust of $86,400 per year in each of fiscal 1998, 1999 and 2000. This lease provides that the rental rate is to be adjusted in 2003, 2008 and 2013 to reflect the fair market rental value at that time.

DLJ FINANCIAL ADVISORY AGREEMENT AND OTHER FEES

     On July 10, 1997, the company appointed Donaldson, Lufkin & Jenrette Securities Corporation, or DLJ, to act as its exclusive financial advisor with respect to reviewing and analyzing financial alternatives for the company. Under the agreement, DLJ's successor, Credit Suisse First Boston Corporation, or CSFB, assists the company from time to time in analyzing its operations and historical performance as well as its future prospects, with a view to meeting its long term strategic objectives. The agreement expires in August 2005. In accordance with this agreement, the company will pay CSFB $100,000 annually and as further compensation, CSFB has the right to act as the company's exclusive financial advisor and sole managing underwriter for any underwritten public offering of its stock and other financial transactions consummated by the company during the engagement period. CSFB is an affiliate of DLJ Merchant Banking.

     DLJ whose corporate parent was recently acquired by Credit Suisse Group, of which CSFB is an indirect subsidiary, was a joint book-running manager in the company's initial public offering and DLJdirect Inc., an affiliate of DLJ and CSFB, was an underwriter. In connection with the company's initial public offering, these two entities received fees of approximately $2.0 million.

        ITEM 2. PROPOSAL TO RATIFY REAPPOINTMENT OF INDEPENDENT AUDITORS
                               FOR THE YEAR 2001

     On recommendation of the audit committee, the accounting firm of Deloitte & Touche LLP has been reappointed by the board of directors as the company's independent auditors for 2001. Although stockholder approval is not required, the board of directors requests stockholder ratification of Deloitte & Touche LLP's reappointment. Representatives of that firm will be present at the Annual Meeting, will be given the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates, or Deloitte, for professional services rendered for the audit of the company's annual consolidated financial statements for the fiscal year ended December 29, 2000 and for the reviews of the consolidated financial statements included in the company's Quarterly Reports on Form 10-Q for that fiscal year were $110,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees services rendered for financial information systems design and implementation for the fiscal year ended December 29, 2000.

ALL OTHER FEES

     The aggregate fees billed by Deloitte for services rendered to the company, other than the services described above for the fiscal year ended December 29, 2000 were $462,925.

     The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE REAPPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR 2001.

                REQUIREMENTS FOR REPORTING SECURITIES OWNERSHIP

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the company's executive officers and directors, and persons who own more than ten percent of a registered class of the company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the company with copies of all Section 16(a) forms they file. To the company's knowledge, based solely upon its review of copies of such forms furnished to it, or written representations from reporting persons that no such forms were required for those persons, the company believes that during fiscal year 2000 all filing requirements applicable to executive officers, directors, and greater than ten-percent beneficial owners were complied with.

                           PROPOSALS OF STOCKHOLDERS

     Any stockholder who intends to present a proposal intended to be considered for inclusion in the Proxy Statement for presentation at the 2002 Annual Meeting of Stockholders must submit such proposal so that the company receives it by January 18, 2002. The proposal should be submitted to the company's offices in Clarence, New York by certified mail, return receipt requested, and be directed to the Secretary of the company. In addition, the company's by-laws require that notice of any business proposed by a stockholder to be brought before an annual meeting must be received by the Secretary of the company not later than 90 days in advance of the anniversary date of the prior year's annual meeting, which for business proposed for the 2002 Annual Meeting is February 18, 2002.

                                 OTHER MATTERS

     Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the notice accompanying this Proxy Statement. If other matters should properly come before the Annual Meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

     A copy of the company's Annual Report on Form 10-K for fiscal year 2000 may be obtained without charge by any stockholder of record by written request made to Ernest J. Norman, Esq., Assistant Secretary and Director of Investor Relations and Corporate Communications, Wilson Greatbatch Technologies, Inc., 10,000 Wehrle Drive, Clarence, New York 14031.

                                          By Order of the Board of Directors,

                                          LARRY T. DEANGELO
                                          Senior Vice President, Administration
                                          and Secretary

Clarence, New York
April 18, 2001

                      EXHIBIT A -- AUDIT COMMITTEE CHARTER

PURPOSE

     The primary purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Wilson Greatbatch Technologies, Inc. (the "Company") is to assist the Board in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls and the annual independent audit of the Company's financial statements.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's stockholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

     The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP

     The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the New York Stock Exchange.

     Accordingly, all of the members will be directors:

        1. Who have no relationship to the company that may interfere with the exercise of their independence from management and the Company; and

        2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.

     In addition, at lease one member of the Committee will have accounting or related financial management expertise.

KEY RESPONSIBILITIES

     The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

     - The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, as amended by SAS No. 90.

     - As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; preferably this review will occur prior to the Company's issuance of news releases regarding the Company's interim financial results, but in any event, prior to the filing of the Form 10-Q.

     - The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

     - The Committee shall:

        - Request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

        - Discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

        - Recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

     - The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for stockholder approval), evaluate and, where appropriate, replace the outside auditor.

PROXY                                                                    PROXY

                      WILSON GREATBATCH TECHNOLOGIES, INC.
                               10,000 WEHRLE DRIVE
                            CLARENCE, NEW YORK 14031

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 18, 2001.

The undersigned hereby appoints Edward F. Voboril and Larry T. DeAngelo, and each of them, proxies with the powers the undersigned would possess if personally present and with full power of substitution, to vote all shares of common stock of the undersigned at the Annual Meeting of Stockholders of Wilson Greatbatch Technologies, Inc. to be held at The University Inn and Conference Center, 2401 North Forest Road, Getzville, New York 14068, on May 18, 2001, and at any adjournments, upon matters described in the Proxy Statement furnished herewith and all other subjects that may properly come before the meeting.

IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE NOMINEES FOR DIRECTOR LISTED HEREIN, FOR RATIFICATION OF THE REAPPOINTMENT OF DELOITTE & TOUCHE LLP, AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

If you have a beneficial interest in shares allocated to your account under the Wilson Greatbatch, Ltd. Equity Plus Plan - Money Purchase Plan or the Wilson Greatbatch, Ltd. Equity Plus Plan - Stock Bonus Plan (collectively, the "Plans"), then this card also constitutes your voting instructions to the Trustees of the Plans. If you do not submit a proxy or otherwise provide voting instructions, or if you do not attend the meeting and vote by ballot, the Trustees of the Plans will vote the shares in the same manner and in the same proportion as the shares for which voting instructions are received, except that the Trustees, in the exercise of their fiduciary duties, may determine that they must vote the shares in some other manner.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                              --------------------
                                SEE REVERSE SIDE
                              --------------------
      --------------------------------------------------------------------


[X]      Please mark your
         votes as in this
         example


                  FOR the nominees           WITHHOLD
                  listed at right            AUTHORITY to
                  (except as marked to       vote for the nominees
                  the contrary)              listed at right

1.       ELECTION        [__]                       [__]            Nominees:  Edward F. Voboril
         OF DIRECTORS                                                          Robert E. Rich, Jr.
         (To withhold authority to vote for any individual nominee             Douglas E. Rogers
         write his name in the space below):                                   Bill R. Sanford       IF YOU DO NOT SUBMIT A PROXY,
                                                                               Henry Wendt           OR ATTEND THE MEETING, YOUR
         ______________________________________________________                David M. Wittels      SHARES CANNOT BE VOTED.

2.       RATIFY THE                 FOR    AGAINST    ABSTAIN                                        PLEASE SIGN HEREON AND RETURN
         REAPPOINTMENT OF           [__]     [__]      [__]                                          IN THE ENCLOSED ENVELOPE
         DELOITTE &                                                                                  PROMPTLY.
         TOUCHE LLP AS
         INDEPENDENT AUDITORS
         FOR THE YEAR 2001


3. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments.

SIGNATURE _________________________________          _____________     __________________________________ _____________________
Note: Sign here as name(s) appears on label          DATED             SIGNATURE IF JOINTLY OWNED         DATED

-----------------------------------------------------------------------------------------------------------------------------------
                                                       -FOLD AND DETACH HERE-

                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
    IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD





                INTERNET                                        TELEPHONE                                MAIL

      http://www.proxyvoting.com/gb                          1-800-840-1208

Use the Internet to vote your proxy.               Use any touch-tone telephone to             Mark, sign and date
Have your proxy card in hand when                  vote your proxy.  Have your                 your proxy card
you access the web side.  You will be      OR      proxy card in hand when you call.   OR      and return it in the
prompted to enter your control number,             You will be prompted to enter               enclosed postage-paid
located in the box below, to create and            your control number, located in             envelope.
submit an electronic ballot.                       the box below, and then follow
                                                   the directions given.


IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE, YOU DO NOT NEED TO MAIL BACK
                                YOUR PROXY CARD.